Exhibit 99.1


                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS o ADVERTISING o MARKETING
             35 WEST 35TH STREET, SUITE 505, NEW YORK, NY 10001-2205
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com

FOR IMMEDIATE RELEASE
---------------------

NYMAGIC, INC. REPORTS 2004 FOURTH QUARTER AND YEAR END RESULTS


    New York, March 15, 2005 - NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the fourth quarter and year ended December 31, 2004.

     George R. Trumbull, Chairman and Chief Executive Officer, announced that net income for the fourth quarter ended December 31, 2004 totaled $6.0 million or $.61 per diluted share, compared with net income of $4.3 million, or $.43 per diluted share, for the fourth quarter of 2003. Net income for the year ended December 31, 2004 totaled $14.6 million, or $1.48 per diluted share, compared with $17.1 million, or $1.74 per diluted share, for same period of 2003.

    Gross premiums written for the fourth quarter of 2004 increased by 23% to $54.9 million from $44.8 million for the same period of 2003. Gross premiums written for the year ended December 31, 2004 increased by 28% to $183.6 million from $143.2 million for the same period of 2003. Net premiums written for the fourth quarter 2004 increased by 30% to $37.9 million from $29.1 million for the same period of 2003 and net premiums written for the year ended December 31, 2004 increased by 39% to $137.1 million from $98.3 million for the same period of 2003.

      Net investment income increased by 53% to $10.9 million for the fourth quarter of 2004 compared with $7.1 million for the same period of 2003, reflecting higher income from its limited partnership hedge fund portfolio. For the year ended December 31, 2004, investment income increased by 6% to $23.7 million as compared with $22.4 million for the same period of 2003.

    Net realized investment gains after taxes in the fourth quarter of 2004 were $38,000, or $.00 per diluted share, compared with $12,000, or $.00 per diluted share, for the same period of 2003. Net realized investment gains after taxes for the year ended December 31, 2004 were $440,000, or $.04 per diluted share, compared with $357,000, or $.04 per diluted share, for the same period of 2003.

      Mr. Trumbull commented on the results: "We are pleased with our premium production in 2004 which showed growth in each of our core lines of business. Our combined ratio for the full year of 2004 was 98.8% and was adversely affected by Hurricane Ivan and a few other large ocean marine losses, while benefiting from reserve reductions in the aircraft line. We remain focused in our underwriting discipline and our commitment to producing an underwriting profit in an overall environment where rates are softening."

     For the year ended 2004, the Company's cash and invested assets grew to $630.9 million from $519.6 million at December 31, 2003. The increase in the investment portfolio is due in large part to the net proceeds received on March 11, 2004 from the Company's issuance of $100 million of 6.5% Senior Notes.

     At December 31, 2004, shareholders' equity rose to approximately $258.1 million from $244.3 million on December 31, 2003 and book value per share increased to $25.91 at December 31, 2004 from $24.47 at December 31, 2003.

     NYMAGIC, INC. will hold a conference call on its fourth quarter 2004 financial results live on Thursday, March 17, 2005 at 9:00 A.M. EST. The call will last for up to one hour.

     Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 4697832

     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

     Any  forward-looking   statements   concerning  the  Company's  operations,
economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2005 and beyond, are made under the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment yield, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2005 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made. (Comparative Table Attached)

    CONTACT:            George R. Trumbull/George Kallop
                        NYMAGIC. INC.
                        (212) 551-0610
                        or
                        Richard Lewis, Richard Lewis Communications 212/827-0020

                                  NYMAGIC, INC.

                                TABLE OF RESULTS
                                   (Unaudited)
                      (In thousands, except per share data)

                                    Three Months Ended              Year  Ended
                                       December 31,                 December 31,
                                    2004          2003           2004          2003
                                    ----          ----           ----          ----
Revenues:
---------
Net premiums earned              $ 32,746      $ 26,447       $ 116,333      $ 96,394
Net investment income              10,852         7,070          23,679        22,394
Realized investment gains              58            18             678           550
Commission  and other income          173          (309)          2,251         1,458
                                      ---          -----          -----         -----

Total revenues                     43,829        33,226         142,941       120,796
                                   ------        ------         -------       -------

Expenses:
---------
Net losses & loss adjustment
  expenses                         18,756        15,441          66,558        55,715
Policy acquisition expenses         7,781         5,993          25,166        19,430
General & administrative expenses   6,301         5,248          23,247        19,428
Interest expense                    1,669           ---           5,353            26
                                    -----           ---           -----            --

Total expenses                     34,507        26,682         120,324        94,599
                                   ------        ------         -------        ------

Income  before income taxes         9,322         6,544          22,617        26,197

Total income tax expense            3,299         2,259           7,986         9,104
                                    -----         -----           -----         -----

Net income                        $ 6,023       $ 4,285        $ 14,631      $ 17,093

Earnings  per share:
       Basic                        $ .62         $ .44           $1.50        $ 1.77
                                    -----         -----           -----        ------
       Diluted                      $ .61         $ .43          $ 1.48         $1.74
                                    -----         -----          ------         -----

Weighted average shares
  outstanding:
       Basic                        9,752         9,708           9,736         9,673
       Diluted                      9,890         9,944           9,916         9,828




Balance sheet data:          December 31,  December 31,
-------------------                  2004          2003
                                     ----          ----

Shareholders' equity             $258,118      $244,291
Book value per share (1)           $25.91        $24.47

(1) Calculated on a fully diluted basis.


Supplementary information:


NYMAGIC Gross Premiums Written
    by Segment                         Three months ended December 31,                   Year ended December 31,
-------------------                  --------------------------------------------------------------------------------
                                       2004           2003      Change               2004           2003       Change
                                     --------------------------------------------------------------------------------
                                                                (Dollars in thousands)
Ocean marine ...................     $24,450        $25,857       (5)%             $104,726       $94,649        11%
Inland marine/fire..............       5,409          6,123      (12)%               16,878        16,515         2%
Other liability.................      25,012         12,673       97%                61,688        28,468       117%
                                     --------------------------------------------------------------------------------
Subtotal........................      54,871         44,653       23%               183,292       139,632        31%
Runoff lines (Aircraft).........          (8)           124       NM                    342         3,565       (90%)
                                     --------------------------------------------------------------------------------
Total...........................     $54,863        $44,777       23%              $183,634      $143,197        28%
                                     ================================================================================





NYMAGIC Net Premiums Written
    by Segment                         Three months ended December 31,                   Year ended December 31,
-------------------                  --------------------------------------------------------------------------------
                                       2004           2003      Change               2004           2003       Change
                                     --------------------------------------------------------------------------------
                                                                (Dollars in thousands)
Ocean marine ...................     $18,536        $18,313        1%               $82,689       $67,744        22%
Inland marine/fire..............       1,578          1,862      (15%)                5,255         4,833         9%
Other liability.................      17,754          8,816      101%                49,190        22,961       114%
                                     --------------------------------------------------------------------------------
Subtotal                              37,868         28,991       31%               137,134        95,538        44%
Runoff lines (Aircraft).........         (16)           157       NM                     (6)        2,769        NM
                                     --------------------------------------------------------------------------------
Total...........................     $37,852        $29,148       30%              $137,128       $98,307        39%
                                     ================================================================================





NYMAGIC Net Premiums Earned
    by Segment                         Three months ended December 31,                   Year ended December 31,
-------------------                  --------------------------------------------------------------------------------
                                       2004           2003      Change               2004           2003       Change
                                     --------------------------------------------------------------------------------
                                                                (Dollars in thousands)
Ocean marine ................        $19,827        $20,364       (3%)              $76,361       $73,096         4%
Inland marine/fire...............      1,239          1,292       (4%)                4,919         4,234        16%
Other liability...................    11,680          4,614      153%                35,056        16,126       117%
                                     --------------------------------------------------------------------------------
Subtotal                              32,746         26,270       25%               116,336        93,456        24%
Run-off lines (Aircraft).........         --            177     (100%)                   (3)        2,938        NM
                                     --------------------------------------------------------------------------------
Total..........................  ..  $32,746        $26,447       24%              $116,333       $96,394        21%
                                     ================================================================================